SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant ☑

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

☑ Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

(Name of Registrant as Specified in Its Charter)

TASER INTERNATIONAL, INC.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

☑ No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4) Date Filed:

TASER INTERNATIONAL, INC.

7860 East McClain Drive, Suite 2

Scottsdale, Arizona 85260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 1, 2002

To Our Stockholders:

      The Annual Meeting of Stockholders of the TASER International, Inc. (the “Company”) will be held at 10:00 a.m. on Wednesday, May 1, 2002 at the principal executive offices of the Company, 7860 East McClain Drive, Suite 2, Scottsdale, Arizona for the following purposes:

1.	Electing four directors of the Company;

2.	Ratifying the appointment of Arthur Andersen LLP as the Company’s independent auditors for 2002; and

3.	Transacting such other business as may properly come before the meeting.

      Only holders of the Company’s Common Stock at the close of business on March 15, 2002 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and during ordinary business hours, for a period of 10 days prior to the meeting, at the principal place of business of the Company, 7860 East McClain Drive, Suite 2, Scottsdale, Arizona 85260.

By Order of the Board of Directors,

/s/ KATHLEEN C. HANRAHAN

Kathleen C. Hanrahan
Secretary

Scottsdale, Arizona

March 25, 2002

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

TASER INTERNATIONAL, INC.

7860 East McClain Drive, Suite 2
Scottsdale, Arizona 85260

PROXY STATEMENT

2002 Annual Meeting of Stockholders

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of TASER International, Inc. (the “Company”) of proxies to be voted at the 2002 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Wednesday, May 1, 2002 at the principal executive offices of the Company, 7860 East McClain Drive, Suite 2, Scottsdale, Arizona, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors, for ratification of the appointment of the independent auditors and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

      Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company’s officers and regular employees, or by telephone, facsimile or electronic transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement is first being mailed to stockholders on or about March 25, 2002.

VOTING

      Holders of record of the Company’s Common Stock on March 15, 2002 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 2,821,378 shares of Common Stock outstanding and entitled to vote, and a majority, or 1,410,690 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions will be counted in determining whether a quorum is present for the meeting and will be counted as a vote against any proposal. Broker non-votes will also be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue.

ELECTION OF DIRECTORS

      The Board of Directors is comprised of six directors. The directors are divided into three classes comprised of two directors each. Generally, one class is elected each year for a three-year term. However, because the Company completed its initial public offering in May of 2001 and did not hold an Annual Meeting of Stockholders in 2001 at which it elected directors, current directors Phillips W. Smith and Bruce Culver are nominees for election as directors to serve until the Annual Meeting of Stockholders in 2004 (a two-year term), or until their respective successors are elected and qualified. In addition, the two nominees for election as directors to serve a regular three-year term until the Annual Meeting of Stockholders in 2005, or until their respective successors are elected and qualified, are Patrick W. Smith and Karl F. Walter. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The four nominees for director receiving the highest number of votes will be elected to the Board of Directors.

      Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.

      If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.

      The Board of Directors recommends a vote FOR the election of Phillips W. Smith, Bruce R. Culver, Patrick W. Smith and Karl F. Walter.

      The following table sets forth certain information about each nominee for election to the Board of Directors, each continuing director and an additional executive officer of the Company.

			Director or	Expiration
			Officer	of Current
Name	Age	Positions	Since	Term

Nominees for Election
Class A (for two-year term)
Phillips W. Smith(1)	64	Chairman of the Board of Directors	1993	2001
Bruce R. Culver(1)(2)(3)	56	Director	1994	2001
Class B (for three-year term)
Patrick W. Smith(1)	31	Chief Executive Officer and Director	1993	2002
Karl F. Walter	55	Executive Vice President and Director	2000	2002
Directors Continuing in Office
Class C
Thomas P. Smith	34	President and Director	1993	2003
Matthew R. McBrady(2)(3)	31	Director	2000	2003
Additional Executive Officer
Kathleen C. Hanrahan	38	Chief Financial Officer	2000	—

(1)	Member of the Nominating Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

Directors and Executive Officers

      Phillips W. Smith, Chairman of the Board of Directors. Dr. Smith has served as a director since 1993. Since August 1997, Dr. Smith has served on the Board of Directors of Pentawave, Inc., a developer of cross-media publishing software. Dr. Smith was Chairman of the Board of Pentawave from January 1999 through October 2000 and its Chief Executive Officer from January through March 1999. From June 1990 to September 1997, Dr. Smith served as the President and Chief Executive Officer of Zycad Corporation, a developer of engineering and manufacturing applications software. Dr. Smith holds a B.S.E. degree from West Point, an M.B.A. degree from Michigan State University, and a Ph.D. in Business Administration from St. Louis University.

      Bruce R. Culver, Director. Mr. Culver has served as a director of the Company since January 1994. Mr. Culver co-founded Professional Staff, P.L.C., a human resource management company, and has served on its Board of Directors since April 1990. In March 1993, Mr. Culver organized and has since remained the Chief Executive Officer of Culver Distributions, Inc., doing business as California Distribution Company, providing warehouse and distribution services to internet companies. Since April 1997, Mr. Culver has served on the Board of Pentawave, Inc., becoming its Chairman in October 2000.

      Patrick W. Smith, Chief Executive Officer and Director. Mr. Smith has served as Chief Executive Officer and as a director of TASER since 1993. He is a co-founder of the Company. Mr. Smith holds a B.S. degree in Biology and Neurobiology from Harvard University, an M.B.A. degree from the University of Chicago, and a Masters Degree in International Finance from the University of Leuven in Leuven, Belgium.

      Karl F. Walter, Executive Vice President and Director. Mr. Walter has served as Executive Vice President of Sales and Marketing of TASER since June 2001 and as a director since January 2001. Mr. Walter was a co-founder of Glock, Inc., a subsidiary of GLOCK GmbH, an Austrian semi-automatic pistols manufacturer. From January 1994 through February 1997, Mr. Walter worked as a director of law enforcement sales for Sturm Ruger Co., a firearms manufacturer. Since March 1997, Mr. Walter has worked as the program manager for AV Technology International, LLC, a builder of armored vehicles.

      Thomas P. Smith, President and Director. Mr. Smith has served as President of TASER since April 1994 and as a director since 1993. He is a co-founder of the Company. Mr. Smith holds a B.S. degree in Ecology and Evolutionary Biology from the University of Arizona and an M.B.A. degree from Northern Arizona University.

      Matthew R. McBrady, Director. Mr. McBrady has served as a director of TASER since January 2001. From August 1998 though July 1999, Mr. McBrady served as a member of the staff of President Clinton’s Council of Economic Advisers. In December 1997, Mr. McBrady began working as a financial and analytical consultant for Avenue A, Inc., an internet marketing company, and served as its vice president of analytics from June 1999 through October 1999. Mr. McBrady taught corporate finance courses at the University of Southern California during the summer terms of 1997 and 1998, at Harvard University from September 1996 through May 1997, and at Harvard Business School during the spring term of 1998. Mr. McBrady holds a B.S. in Economics from Harvard University, an M.S. in International Economics from Oxford University, and expects to receive a Ph.D. in Corporate and International Finance from Harvard University in June 2002.

      Kathleen C. Hanrahan, Chief Financial Officer. Ms. Hanrahan is the Company’s chief financial officer, serving in that position since November 2000. Ms. Hanrahan first joined TASER in January 1996 as an internal controls consultant and became its controller in March 1996.

      Each officer serves at the discretion of our Board of Directors. No officer is subject to an agreement that requires the officer to serve TASER for a specified number of years.

Meetings of the Board of Directors; Board Committees

      During the year ended December 31, 2001, the Board of Directors held six regular meetings.

      The Company maintains a standing Audit Committee, Compensation Committee and Nominating Committee. Messrs. Culver and McBrady are the members of the Audit and Compensation Committees.

      The Audit Committee held seven meetings during the year ended December 31, 2001. Among other things, the function of the Audit Committee is to review and make recommendations to the Board of Directors with respect to the selection of the Company’s independent auditors and the terms of their engagement; review the policies and procedures of the Company and management with respect to maintaining the Company’s books and records; review with the independent auditors, upon the completion of their audit, the results of the auditing engagement and any other recommendations the auditors may have with respect to the Company’s financial, accounting or auditing systems; and review with the independent auditors, upon the completion of their quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the auditors may have in connection with their review. The Audit Committee operates under a written charter, a copy of which is attached to this Proxy Statement as Appendix A. The report of the Audit Committee for the year ended December 31, 2001 is included in this Proxy Statement.

      The Compensation Committee held one meeting during the year ended December 31, 2001. Among other matters, the Compensation Committee determines salaries and bonuses and considers employment agreements for elected officers of the Company, and prepares legally required reports on these matters; considers, reviews and grants awards under the Company’s compensation plans and administers the plans; and considers matters of director compensation, benefits and other forms of remuneration.

      The Nominating Committee held one meeting during the year ended December 31, 2001. Patrick W. Smith, Phillips W. Smith and Bruce R. Culver are its members. The Committee is charged with, among other matters, identifying qualified candidates for nomination for election to the Board of Directors, obtaining the consent of the candidates to the nomination, and nominating such consenting candidates for election; and reviewing and making recommendations to the Board of Directors concerning the composition and size of the Board and its committees. The Committee will consider qualified candidates for nomination recommended by the Company’s stockholders, but has not established formal procedures with respect to the submission of such recommendations.

Family Relationships

      Mr. Thomas P. Smith and Mr. Patrick W. Smith are Dr. Phillips W. Smith’s sons. No other family relationships exist among the Company’s directors and executive officers.

COMPENSATION OF DIRECTORS

      Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid $1,250 per quarter. Directors are also reimbursed for expenses incurred in connection with attendance at meetings.

CERTAIN TRANSACTIONS

      In 1998, Mr. Bruce R. Culver, a director of TASER, loaned the Company $622,525. In March 1998, $150,000 of such amount was converted into 20,833 shares of the Company’s Common Stock at an estimated value of $7.20 per share. In December 1998, the Company issued Mr. Culver a promissory note for $472,525, the remaining amount due. The note carried interest at a rate of 10% per year and was to mature July 1, 2002.

      In 1999, Mr. Culver loaned the Company $1,500,000. In return, in April 1999, the Company issued him a promissory note for $500,000 at an effective interest rate of 27.1% per year to mature October 31, 2000, and 1,666,667 shares of the Company’s Common Stock at a price of $0.60 per share. These shares were subject to a repurchase agreement between Mr. Culver and the Company that allowed the Company to repurchase the shares if it met certain operating performance criteria. The Company met the criteria and repurchased the shares from Mr. Culver in July 2000 in exchange for a promissory note in the amount of $1,000,000. The Company consolidated this note and the April 1999 note into a new note for $1,500,000 which carried interest at bank prime, which was 9.5% at December 31, 2000, plus 1%. The Company repaid the new note in full in April 2001 with the proceeds of a loan from a commercial bank.

      In March 1999, Mr. Culver loaned the Company $100,000, and in July 1999, Mr. Culver loaned the Company $50,000. In May 2000, Mr. Culver loaned the Company an additional $200,000 at an interest rate of 10%, due July 1, 2002.

      The Company used all amounts loaned to it by Mr. Culver to fund its working capital needs. In July 2001, the Company used proceeds from a draw on an existing line of credit to prepay the total remaining amount due to Mr. Culver, $822,528, under a promissory note carrying interest at a rate of 10%. The Company received a prepayment discount of 7.5%, or $61,690, of the outstanding principal balance of the note at the time of the prepayment. It applied the discount to additional paid-in capital.

      In July 2000, the Company issued Mr. Culver a warrant to purchase 22,727 shares of its Common Stock at a price of $3.30 per share in connection with his provision of a $1,500,000 loan to the Company in such month. These warrants expire July 31, 2005.

      In 1998, Mr. Phillips W. Smith, the Company’s chairman, loaned it $725,691 to fund its working capital needs. In March 1998, $150,000 was converted into 20,833 shares of Common Stock at an estimated fair value of $7.20 per share and $120,000 was repaid. In December 1998, the Company issued a promissory note for $455,691, the remaining amount due. The note bears interest at a rate of 10% per year and matures July 1, 2002. Further, Mr. Smith has deferred expenses in the amount of $99,794, which was formalized in a note bearing 10% interest, which matured December 31, 2000. Under certain circumstances, Mr. Smith agreed to extend the maturity of these notes. As of December 31, 2001, the aggregate principal amount due to Mr. Smith under these notes was $455,691. The Company repaid Mr. Smith such amount in full in February 2002.

      In April 2001, Mr. Culver established a non-revocable letter of credit in the amount of $500,000 on the Company’s behalf that it could use to fund any shortfalls in monthly working capital requirements until it could make other financing arrangements, and provided the Company a related letter of support. These documents expired on December 31, 2001.

      In July 1999, Malcolm W. Sherman, a stockholder, loaned the Company $75,000 to acquire production equipment. The related note carries interest at 9.18% and matures July 1, 2001. In May 2000, the Company issued Mr. Sherman an option to purchase 3,333 shares of its Common Stock at an exercise price of $0.22 per share in connection with his continuing provision of services to the Company following his retirement as a full-time employee and in consideration of his provision of the loan.

      The Company leases a six-seat aircraft from Thomas P. Smith, the Company’s President and a director, under an Equipment Lease which expires in August 2013. The lease requires the Company to pay Mr. Smith rent of approximately $1,556 per month ($18,672 per year). In October 2001, the Company entered into an agreement with Mr. Smith to pay approximately $29,000 to replace the aircraft’s engine.

      It is the Company’s policy that all related party transactions will be reviewed by its Board of Directors. It is the policy of the Company’s Board of Directors that all proposed transactions by the Company with its directors, officers, five-percent stockholders and their affiliates, including forgiveness of any loan from the Company to any such person, be entered into or approved only if such transactions are on terms no less favorable to the Company than it could obtain from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of the Company’s Board of Directors. Such independent directors are authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.

EXECUTIVE COMPENSATION

Cash and Non-Cash Compensation Paid To Certain Executive Officers

      The following table sets forth information regarding compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer for all services rendered to the Company during 2001, 2000 and 1999. None of the Company’s other executive officers earned in excess of $100,000 in salary and bonus in 2001.

Summary Compensation Table

				Long Term
	Annual Compensation			Compensation
				Securities Underlying
Name and Principal Position	Year	Salary	Bonus	Options(#)

Patrick W. Smith	2001	$96,252	—	60,000
Chief Executive Officer	2000	$65,208	$2,500	—
	1999	$49,161	—	10,000

Option Grants in Last Fiscal Year

      The following table sets forth certain information regarding options granted in 2001 to the Company’s Chief Executive Officer:

Individual Grants

Number of
	Securities	% of Total Options
	Underlying Options	Granted to	Exercise or Base
Name	Granted(1)	Employees in 2001	Price ($/Sh)	Expiration Date

Patrick W. Smith	60,000	15.4%	$7.21	12/31/05

(1)	This option vests ratably at the end of each month for a 48-month period beginning January 1, 2001, subject to the executive’s continuing performance of services for the Company.

Fiscal Year End Option Values

      The following table sets forth information regarding the number and value of unexercised options held by the Company’s Chief Executive Officer on December 31, 2001. He did not exercise any options to purchase common stock during 2001.

	Number of Securities		Value of Unexercised
	Underlying Options at		In-the-Money Options at
	Fiscal Year End(#)		Fiscal Year End($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick W. Smith	23,472	46,528	$217,186	$306,114

(1)	Based on the closing price on The Nasdaq Stock Market of the Common Stock of the Company on December 31, 2001 of $13.75.

Employment Agreements and Other Arrangements

      In July 1998, the Company entered into an employment agreement with Patrick W. Smith pursuant to which he agreed to serve as its Chief Executive Officer. The agreement was for an initial three-year term ended June 30, 2001, and was automatically renewed for a two-year term on such date and will be every two years thereafter unless the Company gives Mr. Smith one-year prior notice of termination, if the termination is without cause. The agreement provided for annual base compensation in the amount of $65,000, which amount may be increased based on performance. In October 2001, the Company increased Mr. Smith’s annual base compensation to $115,000. The Company may terminate this agreement with or without cause. Should it terminate the agreement without cause, upon a change of control or upon his death or disability, the Company’s Chief Executive Officer is entitled to compensation equal to 12, 24 or 18 months of salary, respectively.

REPORT OF THE AUDIT COMMITTEE

Board of Directors

TASER International, Inc.

      The Audit Committee of the Board of Directors is established pursuant to the Company’s Bylaws, as amended, and the Audit Committee Charter adopted by the Board of Directors on February 15, 2001. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

      The members of the Audit Committee are Messrs. Matthew R. McBrady (Chairman) and Bruce R. Culver. Each member of the Audit Committee is independent in the judgment of the Company’s Board of Directors and as required by the listing standards of The Nasdaq Stock Market. Members of the Audit Committee will normally be appointed at the annual meeting of the Board of Directors in May of each year.

      With respect to the year ended December 31, 2001, in addition to its other work, the Audit Committee:

•	Reviewed and discussed with the Company’s management and the independent auditors the audited financial statements of the Company as of December 31, 2001 and for the year then ended;

•	Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America; and

•	Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm’s independence.

      Based upon the review and discussions summarized above, together with the Committee’s other deliberations and Item 7 of Commission Form 10-KSB, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2001 and for the year then ended, be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors.

      March 14, 2002.

Matthew R. McBrady
Bruce R. Culver

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

      The following table sets forth information, as of March 15, 2002 with respect to beneficial ownership of the Company’s Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each Named Executive Officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock.

      As of such date, there were 2,821,378 shares of Common Stock outstanding. The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class(1)

Bruce R. Culver(2)	391,145	13.9%
Patrick W. Smith(2)(3)	360,334	12.8%
Phillips W. Smith(2)(3)	349,871	12.4%
Thomas P. Smith(2)(3)	231,424	8.2%
Karl F. Walter(2)	2,583	*
Matthew R. McBrady(2)	2,083	*
All directors and executive officers as a group (7 persons)(3)	1,365,940	48.3%
RAB Europe Fund Limited(4)	239,100	8.5%
PO Box 265 GT
Walker House, Mary Street
George Town, Grand Cayman

*	less than 1%

(1)	Calculated based on number of outstanding shares as of March 15, 2002 which is 2,821,378 plus the total number of shares which the reporting person has the right to acquire beneficial ownership of within 60 days following March 15, 2002.

(2)	The address of such person is c/o 7860 East McClain Drive, Suite 2, Scottsdale, Arizona 85260.

(3)	The shares shown as beneficially owned include 2,500 shares for Patrick W. Smith, 2,500 shares for Thomas P. Smith, and 6,354 shares for the group, which such persons and the group have the right to acquire by exercise of stock options or warrants within 60 days following March 15, 2002. The shares beneficially owned by Phillips W. Smith include 332,646 shares held of record by the Phillips W. Smith Family Trust.

(4)	This information is based upon Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission by RAB Europe Fund Limited on February 14, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and greater than 10 percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company’s knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them with respect to 2001.

RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2002. Arthur Andersen LLP has acted as independent public accountants for the Company since 1996. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

      Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Arthur Andersen LLP as the Company’s independent auditors for the 2002 year.

      The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as the Company’s independent auditors for the 2002 year.

Audit Fees

      The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB for that fiscal year were $76,200.

All Other Fees

      The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above under “Audit Fees” for the fiscal year ended December 31, 2001 were $21,700. These services included assistance with preparation of the Company’s 2001 income tax returns and consultation with regard to tax issues.

      The Audit Committee has considered whether the provision by Arthur Andersen LLP of non-audit services is compatible with Andersen maintaining its independence.

OTHER BUSINESS

      Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented for action at the meeting.

STOCKHOLDER PROPOSALS

      To be eligible for inclusion in the Company’s proxy materials for the 2003 Annual Meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the Commission’s rules governing such proposals, be received not later than November 25, 2002 by the Secretary of the Company at the Company’s principal executive offices, 7860 East McClain Drive, Suite 2, Scottsdale, Arizona 85260.

      Stockholders may bring business before an annual meeting only if the stockholder proceeds in compliance with the Company’s Bylaws, as amended. For business to be properly brought before the 2002 Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on April 4, 2002.

      The notice to the Company’s Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for action, and the reasons for conducting such business at the annual meeting; (b) the stockholder’s name and address as they appear on the Company’s books, business address and telephone number, residence address and telephone number, and the class and number of shares of the Company’s stock beneficially owned by the stockholder; (c) any interest of the stockholder in such business; (d) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (e) with respect to any such nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the class and number of shares of the Company’s stock, if any, beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Securities Exchange Act of 1934, as amended, or successor regulation, and a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election.

      The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

      A copy of the Company’s 2001 Annual Report on Form 10-KSB will be available to stockholders without charge upon request to: Investor Relations, TASER International, Inc., 7860 East McClain Drive, Suite 2, Scottsdale, Arizona 85260.

By Order of the Board of Directors,

/s/ KATHLEEN C. HANRAHAN

Kathleen C. Hanrahan

Secretary
March 25, 2002

Appendix A

TASER INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

(Effective February 15, 2001)

      The Board of Directors of TASER International, Inc. (the “Company”) shall annually appoint from its members an Audit Committee. This Charter of the Audit Committee supplements the provisions of Section 3.06 of the Company’s Bylaws and further defines the role, authority and responsibility of the Audit Committee.

Number of Members and Appointment

      The Audit Committee shall be composed of at least two members of the Board of Directors. Members of the Committee shall be appointed annually by the Board of Directors. Vacancies shall be filled by the Board of Directors.

Qualifications of Members

      Each member of the Audit Committee shall be a Director who, in the judgment of the Board of Directors, is financially literate and possesses the ability to read and understand the fundamental financial statements of the Company and its subsidiaries, including balance sheets, income statements and cash flow statements. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, have accounting or related financial management expertise, which may include employment experience in finance or accounting, certification in accounting or any other comparable experience, including being, or having been, a chief executive officer or other senior officer of a company with financial oversight responsibilities.

Independence of Members

      Members of the Audit Committee shall be free from any relationship to the Company or its subsidiaries that, in the judgment of the Board of Directors, may interfere with the exercise of their independence from management of the Company. No member of the Audit Committee shall be an affiliate of the Company or an officer or employee of the Company or any of its subsidiaries. Appointments to the Audit Committee shall be consistent with standards for determining independence promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market, or such other national securities market as shall be the principal market for trading of the Company’s securities.

Meetings, Quorum, Informal Actions, Minutes

      The Audit Committee shall meet on a regular basis. Special meetings may be called by the Chairman of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, in case a quorum at the time consists of two members of the Committee, both members present) shall be required to take formal action of the Audit Committee. Written minutes shall be kept for all formal meetings of the Committee.

      As permitted by section 141 of the Delaware General Corporation Law, the Audit Committee may act by unanimous written consent, and may conduct meetings via conference telephone or similar communication equipment.

      Members of the Audit Committee may meet informally with officers or employees of the Company and its subsidiaries and with the Company’s independent auditors, and may conduct informal inquiries and studies without the necessity of holding a formal meeting. The Audit Committee may delegate to its Chairman or to one or more of its members the responsibility for performing routine functions as, for example, review of press releases announcing results of Company operations.

Responsibilities

      The Company’s independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent auditors. The Audit Committee shall, from time to time, review and make recommendations to the Board of Directors with respect to the engagement or discharge of the independent auditors and the terms of their engagement. The Board of Directors may, in its discretion, determine to submit to stockholders for approval or ratification the appointment of the Company’s independent auditors.

      The Audit Committee shall oversee the independence and performance of the Company’s independent auditors. The Committee shall ensure that the independent auditors periodically submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company and shall engage in an active dialogue with the auditors with respect to any disclosed relationships or services that may impact the auditor’s independence or objectivity. The Audit Committee shall make recommendations to the Board of Directors for appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence.

      The Audit Committee shall annually prepare and submit, for inclusion in management’s proxy statement to stockholders in connection with the Company’s annual meeting of stockholders, a report in conformity with Item 306 of Securities and Exchange Commission Regulation S-B.

      Without limiting the generality of the foregoing, the Audit Committee shall:

•	Review the scope of proposed audits to be performed with respect to the Company’s financial statements in the context of the Company’s particular characteristics and requirements.

•	Review with the independent auditors the results of the auditing engagement and any recommendations the auditors may have with respect to the Company’s financial, accounting or auditing systems.

•	Require a letter from the independent auditors concerning significant weaknesses or breaches of internal controls encountered during the course of the audit.

•	Inquire of management and the independent auditors whether any significant financial reporting issues were discussed during the course of the audit and, if so, how they were resolved.

•	Review with management and the independent auditors changes in accounting standards or rules proposed by Financial Accounting Standards Board or the Securities and Exchange Commission that may effect the Company’s financial statements.

•	Request an explanation from management and the independent auditors concerning the effects of significant changes in accounting practices or policies.

•	Inquire about significant contingencies or estimates that may affect the Company’s financial statements and the basis for the Company’s presentation of such matters.

•	Review the adequacy of the internal financial and operational controls of the Company with staff performing internal auditing functions and with the independent auditors.

•	At least annually, meet privately with the independent auditors in executive session to, among other matters, help evaluate the Company’s internal financial accounting and reporting staff and procedures.

•	Receive and review a draft of the financial section of the Company’s annual report to stockholders, with accompanying notes, and Management’s Discussion and Analysis.

•	Report the Committee’s activities to the full Board of Directors on a regular basis.

•	Review and assess the adequacy of this Charter on an annual basis.

Committee Resources

      The Audit Committee is authorized to employ the services of such counsel, consultants, experts and personnel, including persons already employed or engaged by the Company, as the Committee may deem reasonably necessary to enable it to fully perform its duties and fulfill its responsibilities.

PROXY
TASER International, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2002

Solicited on Behalf of the Board of Directors of the Company

The undersigned hereby appoints Phillips W. Smith, Patrick W. Smith and Thomas P. Smith as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of TASER International, Inc. to be held on Wednesday, May 1, 2002 beginning at 10:00 A.M. Scottsdale time and at any adjournments or postponements thereof:

1.	ELECT FOUR DIRECTORS:

☐	VOTE FOR all nominees listed (except as marked to the contrary below).

Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name below.

Class A (two-year term) Phillips W. Smith Bruce R. Culver	Class B (three-year term) Patrick W. Smith Karl F. Walter

☐	WITHHOLD AUTHORITY to vote for all nominees listed.

2.	RATIFY APPOINTMENT OF ARTHUR ANDERSEN LLP as the Company’s independent auditors for 2002.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(please sign on reverse side)

• PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY •

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of TASER International, Inc., which will be held at 7860 East McClain Drive, Suite 2, Scottsdale, Arizona beginning at 10:00 A.M. on Wednesday, May 1, 2002.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.

Kathleen C. Hanrahan, Secretary

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY, AND FOR THE APPLICABLE PROXIES VOTING IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

Dated:	,

Signature or Signatures

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE